SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 15, 2026

Date of Report (Date of Earliest Event Reported)

Commission File No. 000-29935

CROWN EQUITY HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Nevada, USA	33-0677140
(State of Incorporation or organization)	(I.R.S. Employer Identification No.)

11226 Pentland Downs, Las Vegas, NV 89141

(Address of principal executive offices) (Zip code)

Company’s telephone number, including area code: (702) 683-8946

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 12b-2 of the Exchange Act.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

ITEM 4.01. CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT.

Engagement of New Independent Registered Public Accounting Firm

On April 15, 2026, (the “Engagement Date”), the Company engaged Vilki & Co. (“Vilki”) as its independent registered public accounting firm for the Company’s fiscal year ending December 31, 2026 to replace L J Soldinger Associates, LLC (“Soldinger”). The decision to engage Vilki as the Company’s independent registered public accounting firm was approved by the Company’s Board of Directors.

Soldinger’s report on the Company’s financial statements for the fiscal year ended December 31, 2025 did not contain an adverse opinion or a disclaimer of opinion, nor were such financial statements qualified; however, the report was modified to include an explanatory paragraph regarding the Company’s ability to continue as a going concern.

During the fiscal year ended December 31, 2025, and through the interim period ended April 15, 2026, there were no “disagreements” (as such term is defined in Item 304 of Regulation S-K) with Soldinger on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

During the fiscal year ended December 31, 2025, and through the interim period ended April 15, 2026, there were no “reportable events” (as such term is defined in Item 304 of Regulation S-K).

The Company has provided Soldinger with a copy of this Form 8-K and requested that Soldinger provide the Company with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made by the Company in this report that relate to Soldinger.

During the year ended December 31, 2025, and during the subsequent interim period through April 15, 2026, the Company did not consult with Vilki about any of the matters set forth in Item 304(a)(2) of Regulation S-K.

ITEM 9.01 Financial Statements and Exhibits.

Exhibit Number	Description
16.1	Letter
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CROWN EQUITY HOLDINGS, INC.
(Registrant)

Date: April 17, 2026	By:	/s/ Mike Zaman
	Name:	Mike Zaman
	Title:	CEO and President

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